Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This is a Separation Agreement and General Release (referred to as “Agreement”) entered into this 15th day of December, 2011, by and between Joseph W. McClanathan (referred to as “COLLEAGUE”) and Energizer Holdings, Inc. (referred to as “ENERGIZER” and defined in Paragraph 16).

In consideration of the mutual promises contained in this Agreement, ENERGIZER and the COLLEAGUE agree as follows:

1. COLLEAGUE and ENERGIZER agree that on May 31, 2012, COLLEAGUE will no longer be employed by ENERGIZER and will be removed from ENERGIZER’s payroll.

2. In consideration of COLLEAGUE’s execution of this Agreement, and a Second Release (which shall be substantially in the form attached hereto as Exhibit A) at the conclusion of his employment on May 31, 2012 (referred to as “Second Release”), ENERGIZER agrees, after the date of receipt of a signed, unrevoked copy of this Agreement and the Second Release:

a.	To pay COLLEAGUE, less legally required deductions, a full year FY2012 bonus under the Annual Bonus Plan, calculated based on actual ENERGIZER financial results and a performance rating of 2, payable November 30, 2012, when other FY2012 bonuses are paid and in any event by December 31, 2012;

b.	In accordance with the terms of the Energizer Holdings, Inc. Deferred Compensation Plan, effective May 31, 2012, COLLEAGUE will become fully vested in any Company Matching Contributions;

c.	To amend the terms of the time-based restricted stock equivalent award agreement granted to COLLEAGUE on October 12, 2009, as follows: All of the time-based restricted stock equivalents granted to COLLEAGUE under the terms of his Restricted Stock Equivalent Award Agreement executed by ENERGIZER on October 12, 2009 (6,300 shares) shall not be forfeited, but rather shall immediately vest and convert into shares of ENERGIZER’s common stock, which shares shall be issued to COLLEAGUE as soon as administratively feasible following COLLEAGUE’s removal from the payroll and in any event by December 31, 2012. In accordance with the terms of the Energizer Holdings, Inc. 2009 Incentive Stock Plan, shares of common stock shall be withheld upon issuance in satisfaction of applicable withholding taxes;

d.

To amend the terms of the time-based restricted stock equivalent award agreement granted to COLLEAGUE on November 1, 2010, as follows: All of the time-based restricted stock equivalents granted to COLLEAGUE under the terms of his Restricted Stock Equivalent Award Agreement executed by ENERGIZER on November 1, 2010 (5,700 shares) shall not be forfeited, but rather shall immediately vest and convert into shares of ENERGIZER’s common stock, which shares shall be issued to COLLEAGUE on the date that is six months following Colleague’s removal from the payroll. In accordance with the terms of the Energizer Holdings, Inc. 2009 Incentive Stock Plan, shares of common stock shall be withheld upon issuance in satisfaction of applicable withholding taxes;

e.	To amend the terms of the time-based restricted stock equivalent award agreement granted to COLLEAGUE on November 7, 2011, as follows: All of the time-based restricted stock equivalents granted to COLLEAGUE under the terms of his Restricted Stock Equivalent Award Agreement executed by ENERGIZER on November 7, 2011 (6,084 shares) shall not be forfeited, but rather shall immediately vest and convert into shares of ENERGIZER’s common stock, which shares shall be issued to COLLEAGUE as soon as administratively feasible following COLLEAGUE’s removal from the payroll and in any event by December 31, 2012. In accordance with the terms of the Energizer Holdings, Inc. 2009 Incentive Stock Plan, shares of common stock shall be withheld upon issuance in satisfaction of applicable withholding taxes;

f.	To amend the terms of the performance based restricted stock equivalent award agreement granted to COLLEAGUE on October 12, 2009, as follows: All of the performance-based restricted stock equivalents granted to COLLEAGUE under the terms of his Performance Restricted Stock Equivalent Award Agreement executed by ENERGIZER on October 12, 2009 (7,350 shares at target and 14,700 at stretch) shall not be forfeited, but rather shall immediately vest and be paid to COLLEAGUE, based on actual ENERGIZER FY 2012 results, on, or as soon as administratively feasible after, the date that ENERGIZER publicly releases earnings results for its 2012 fiscal year and in any event by December 31, 2012. In accordance with the terms of the Energizer Holdings, Inc. 2009 Incentive Stock Plan, shares of common stock shall be withheld upon issuance in satisfaction of applicable withholding taxes; and

g.	To pay COLLEAGUE, less legally required deductions, for any vested and unused 2012 PTO days accrued through May 31, 2012 within 2 weeks after COLLEAGUE’S removal from the payroll.

h.	COLLEAGUE acknowledges, agrees and understands that the Company’s severance obligations described above are expressly conditioned on his execution and non-revocation of a Second Release substantially in the form of that attached hereto as Exhibit A upon the conclusion of his employment on May 31, 2012. If COLLEAGUE refuses to execute the Second Release, or if he executes the Second Release but subsequently revokes it, Company shall be relieved of these severance obligations.

3. COLLEAGUE agrees:

a.	to cooperate with and assist ENERGIZER as directed, and to remain an employee in good-standing, through COLLEAGUE’s last day of employment, so that all COLLEAGUE’s duties, responsibilities and pending matters can be transferred in an orderly way;

b.	to provide ENERGIZER with reasonable cooperation and assistance, upon ENERGIZER’s request, including testifying at all trials, when COLLEAGUE might have relevant information. ENERGIZER shall pay COLLEAGUE for any reasonable and necessary expenses and any loss of wages or salary which COLLEAGUE incurs because of his requested cooperation with and assistance to ENERGIZER. If COLLEAGUE is not gainfully employed elsewhere at the time, ENERGIZER shall pay for COLLEAGUE’s time at an hourly rate based on his final base salary for ENERGIZER as of his payroll removal date;

c.	to return all ENERGIZER materials that may have been issued to COLLEAGUE, including, but not limited to, computer hardware, software, data and disks, draft books, cars, office equipment and supplies, credit cards, cash advances and, if necessary, to file any outstanding final expense report;

d.	not to use or to disclose, either directly or indirectly, to anyone other than COLLEAGUE’s supervisor, department manager, human resources representative or corporate officer any Information (as defined in Paragraph 4 below) or trade secrets which COLLEAGUE obtained during the term of his employment with ENERGIZER and/or any actual or potential basis for any charge, claim, or lawsuit against ENERGIZER;

e.	not to make any copies and/or use outside of ENERGIZER, any client lists or any memoranda, books, records, or documents which contain any Information (as defined in Paragraph 4 below) or trade secrets belonging to ENERGIZER;

f.

for a period of one (1) year after termination of COLLEAGUE’s employment (“the Non-Compete Period”), COLLEAGUE will not compete against ENERGIZER in ENERGIZER’s business. For purposes of this Agreement, “ENERGIZER’s business” shall mean any of the following activities: all aspects of formulating, manufacturing, marketing, distributing, consulting with regard to, and/or operating a facility for the formulating, manufacturing, processing, marketing, or distribution of batteries, lighting products, razors, shaving related products, tampons, infant feeding and care products and/or sun protection products. “ENERGIZER business” includes products and/or methods that presently are used, were used, or are under development or consideration, whether or not completed, for use by ENERGIZER as of the date COLLEAGUE’s employment terminates. For purposes of this Agreement, “compete” means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept any assignment through an employer with any third party in the United States in a position involving or relating to ENERGIZER business.

This Agreement does not preclude COLLEAGUE from buying or selling shares of stock in any company that is publicly listed and traded in any stock exchange or over-the-counter market. COLLEAGUE agrees the foregoing restrictions are reasonable, necessary, and enforceable for the protection of the goodwill and business of ENERGIZER; and

g.	In order to protect ENERGIZER’s trade secrets and Information (as defined in Paragraph 4 below), as well as customer/supplier relationships, goodwill and loyalty, for a period of twelve (12) months following the termination of COLLEAGUE’s employment, COLLEAGUE shall not directly or indirectly solicit or attempt to persuade, or assist any third party to solicit or attempt to persuade (1) any person to terminate his or her employment with ENERGIZER, (2) any person to decline any offer of employment made by ENERGIZER, or (3) any ENERGIZER employee to accept an offer of employment or pursue employment with any other employer.

4. COLLEAGUE acknowledges that certain information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of ENERGIZER’s batteries and battery related products, portable power products, lighting products, razors, shaving-related products, tampons, infant feeding and care products, and/or sun protection products obtained by COLLEAGUE during the course of COLLEAGUE’s employment with ENERGIZER are competitively sensitive and are the proprietary and confidential information of ENERGIZER and its affiliated companies (the “Information”). Such Information shall include, but not be limited to, ENERGIZER’s current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning ENERGIZER’s past and present employees, including compensation, benefits, and Fair Labor Standards Act exemption classification, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. COLLEAGUE understands and agrees that such Information is important, material and confidential, and that disclosure would gravely affect the successful conduct of ENERGIZER’s businesses. COLLEAGUE agrees that COLLEAGUE will not disclose to any unauthorized persons or use for COLLEAGUE’s own account or for the benefit of any third party (other than ENERGIZER) any of such Information without ENERGIZER’s prior written consent, unless and to the extent that such Information becomes generally known to and available for use by the public other than as a result of COLLEAGUE’s acts or omissions to act. COLLEAGUE warrants and represents that COLLEAGUE has, or will before his last day of employment, returned and delivered to ENERGIZER all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) containing any Information which COLLEAGUE possesses or has under COLLEAGUE’s control. The obligation to protect Information is on-going and does not expire upon the termination of the parties’ employment or contractual relationship.

5. It is understood and agreed that only the PTO and annual bonus payments, if any, identified in Paragraph 2 of this Agreement will be considered benefit earnings for applicable benefit plans of ENERGIZER. Any other monies paid to COLLEAGUE pursuant to this Agreement shall not constitute earnings for benefit plan purposes.

6. The annual bonus payment, if any, and equity vesting, if any, terms contained in Paragraph 2 of this Agreement, are in addition to any wages to which COLLEAGUE already is entitled because of his work for ENERGIZER. COLLEAGUE agrees to accept the promises and terms in Paragraph 2 above, in consideration for the settlement, waiver and release and discharge of any and all claims or actions against ENERGIZER arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of sex, race, color, religion, creed, national origin, age, mental or physical disability, marital status, veteran’s status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.

7. COLLEAGUE agrees to release, settle and forever discharge ENERGIZER, including its agents and employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not COLLEAGUE currently knows of them, which might have arisen from COLLEAGUE’s employment with and termination from ENERGIZER and which may be brought by COLLEAGUE or another person on COLLEAGUE’s behalf. This includes, but is not limited to, any claim COLLEAGUE might raise under contract or tort law, including actual or constructive wrongful discharge, and all claims of discrimination which COLLEAGUE may have arising out of any violation of any local, state or federal law, regulation or executive order, including all claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., the Ohio Civil Rights Act, as amended, Section 4112.01, et seq., Vermont’s Fair Employment Practices Act, Title 21, Section 495 et seq., the North Carolina Equal Employment Practices Act, Section 143.422 et seq., the California Fair Employment and Housing Act, the Connecticut Human Rights law, as amended, Section 46a-60 et seq., the Connecticut Human Rights law, as amended , Section 46A-60 et seq., the Arizona Civil Rights Act, A.R.S §41-1401, et seq., the Florida Civil Rights Act of 1992, Fla. Stat. §760.01-760.11, The Wisconsin Fair Employment Act, Wis. Stat. §111.31 et seq., the Tennessee Human Rights Act, Tenn. Code Ann §4-21-101, et seq. as amended by Ch. 229, L. 2005, Louisiana Employment Discrimination Law, La. Rev. Stat. Ann. §23:301, et seq., the New Jersey Law Against Discrimination, the Virginia Human Rights Act, Chapter 39, §2.2-3900, et seq., the federal plant closing law (WARN Act) or any comparable state law, and the Family and Medical Leave Act of 1994 or any state leave law, actions at common law, in contract or tort, all claims for lost wages, bonuses, seniority, reinstatement, attorneys’ fees, costs, and actual, compensatory and punitive damages. Provided, however, that COLLEAGUE shall retain and have specifically excluded from this release any claims he may have against ENERGIZER as identified in paragraph 9 below.

8. In the event that COLLEAGUE or any person brings a cause of action against ENERGIZER in violation of Paragraph 7 of this Agreement, or files a charge of discrimination against ENERGIZER with any local, state, or federal agency including but not limited to the Equal Employment Opportunity Commission, the Missouri Commission on Human Rights, or any comparable agency, COLLEAGUE waives any claim for reinstatement, equitable or legal monetary compensation, or damages incident to such cause of action or charge.

9. This Agreement shall not affect COLLEAGUE’s right to raise any claims based on any Social Security, Workers’ Compensation, or unemployment compensation laws, or based on the terms of any employee pension or welfare benefit plan of ENERGIZER, including its subsidiaries and affiliated companies, which may involve benefits that should be paid to COLLEAGUE now or in the future.

10. COLLEAGUE understands that any breach of Paragraphs 3 and 4 of this Agreement could cause irreparable harm to ENERGIZER. COLLEAGUE agrees that ENERGIZER has the right to seek an injunction to prevent violation of COLLEAGUE’s obligations under this Agreement, in addition to ENERGIZER’s right to seek remedies at law.

11. COLLEAGUE shall remain covered and indemnified under ENERGIZER’s D&O insurance policies for liability arising from conduct undertaken by COLLEAGUE in the course and scope of his employment with ENERGIZER.

12. ENERGIZER and COLLEAGUE agree to reasonably cooperate with one another with regard to matters related to the termination of COLLEAGUE’s employment and COLLEAGUE’s exit from ENERGIZER’s business, including but not limited to execution of documents.

13. This Agreement is intended to finally and fully conclude the employment relationship between COLLEAGUE and ENERGIZER and may be amended only by an Agreement in writing signed by the parties hereto. This Agreement shall not be interpreted as an admission by either the COLLEAGUE or ENERGIZER of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. ENERGIZER specifically denies that it, or its employees, supervisors, representatives, or agents, has ever committed any wrongdoing whatsoever against COLLEAGUE.

14. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

15. This Agreement will be governed by the internal law of the State of Missouri and not the law of conflicts. Any lawsuit concerning the rights and obligations created by, or the enforceability of, this Agreement may be brought only in the United States District Court for the Eastern District of Missouri or, in the event such court lacks jurisdiction, in the Missouri State Court in St. Louis County, Missouri. The parties waive the right to a jury trial in any such lawsuit.

16. For purposes of this Agreement, the term “ENERGIZER” shall include Energizer Holdings, Inc. and all of its subsidiaries and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders, and employees of any of the foregoing.

17. COLLEAGUE expressly acknowledges that ENERGIZER has given him at least twenty-one (21) days to consider this Agreement as originally presented and that ENERGIZER also has given him the opportunity to discuss all aspects of this Agreement with an attorney before signing this Agreement. COLLEAGUE states that he has discussed this Separation Agreement and General Release or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this Agreement with an attorney before signing it.

18. COLLEAGUE may revoke his acceptance within seven (7) days after signing this Agreement. COLLEAGUE’s notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within seven (7) days after signing this Agreement. If COLLEAGUE does revoke this Agreement, neither the COLLEAGUE nor ENERGIZER will be required to satisfy any of the terms of this Agreement. If COLLEAGUE has not revoked his acceptance, within seven (7) days this Agreement’s effectiveness will become final.

19. COLLEAGUE ACKNOWLEDGES HE HAS READ THIS AGREEMENT CONSISTING OF NINETEEN (19) NUMBERED PARAGRAPHS AND SEVEN (7) PAGES AND EXHIBIT A HERETO CONSISTING OF TWO (2) ADDITIONAL PAGES, THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT IS THE TERMS STATED HEREIN, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, THAT HE WILL RECEIVE ONLY THE PAYMENTS AND BENEFITS SPECIFIED IN THIS AGREEMENT IN EXCHANGE FOR SIGNING THIS AGREEMENT, THAT HE/SHE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT HE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

COLLEAGUE		ENERGIZER HOLDINGS, INC.

/s/ Joseph W. McClanathan	By:	/s/ Peter J. Conrad
Joseph W. McClanathan		Peter J. Conrad Vice President, Human Resources

Date: December 15, 2011		Date: December 15, 2011

EXHIBIT A

GENERAL RELEASE OF CLAIMS

FOR AND IN CONSIDERATION of the severance benefits set forth in paragraph 2 of that Separation Agreement and General Release Agreement dated as of December         , 2011, by and between Joseph W. McClanathan (referred to as “COLLEAGUE”) and Energizer Holdings, Inc. (referred to as “ENERGIZER” and defined below) (referred to as “Agreement”), and the other mutual promises and obligations contained therein, COLLEAGUE hereby releases, settles, waives and forever discharges ENERGIZER, including its agents and employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not COLLEAGUE currently knows of them, which might have arisen from COLLEAGUE’s employment with and termination from ENERGIZER and which may be brought by COLLEAGUE or another person on COLLEAGUE’s behalf. This includes, but is not limited to, any claim COLLEAGUE might raise under contract or tort law, including actual or constructive wrongful discharge, and all claims of discrimination which COLLEAGUE may have arising out of any violation of any local, state or federal law, regulation or executive order, including all claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., the Ohio Civil Rights Act, as amended, Section 4112.01, et seq., Vermont’s Fair Employment Practices Act, Title 21, Section 495 et seq., the North Carolina Equal Employment Practices Act, Section 143.422 et seq., the California Fair Employment and Housing Act, the Connecticut Human Rights law, as amended, Section 46a-60 et seq., the Connecticut Human Rights law, as amended , Section 46A-60 et seq., the Arizona Civil Rights Act, A.R.S §41-1401, et seq., the Florida Civil Rights Act of 1992, Fla. Stat. §760.01-760.11, The Wisconsin Fair Employment Act, Wis. Stat. §111.31 et seq., the Tennessee Human Rights Act, Tenn. Code Ann §4-21-101, et seq. as amended by Ch. 229, L. 2005, Louisiana Employment Discrimination Law, La. Rev. Stat. Ann. §23:301, et seq., the New Jersey Law Against Discrimination, the Virginia Human Rights Act, Chapter 39, §2.2-3900, et seq., the federal plant closing law (WARN Act) or any comparable state law, and the Family and Medical Leave Act of 1994 or any state leave law, actions at common law, in contract or tort, all claims for lost wages, bonuses, seniority, reinstatement, attorneys’ fees, costs, and actual, compensatory and punitive damages.

In the event that COLLEAGUE or any person brings a cause of action against ENERGIZER in violation of this General Release of Claims (hereinafter referred to as “General Release”), or files a charge of discrimination against ENERGIZER with any local, state, or federal agency including but not limited to the Equal Employment Opportunity Commission, the Missouri Commission on Human Rights, or any comparable agency, COLLEAGUE waives any claim for reinstatement, equitable or legal monetary compensation, or damages incident to such cause of action or charge.

This General Release shall not affect COLLEAGUE’s right to raise any claims based on any Social Security, Workers’ Compensation, or unemployment compensation laws, or based on the terms of any employee pension or welfare benefit plan of ENERGIZER, including its subsidiaries and affiliated companies, which may involve benefits that should be paid to COLLEAGUE now or in the future.

COLLEAGUE expressly acknowledges that ENERGIZER has given him at least twenty-one (21) days to consider this General Release, both as originally presented to him as Exhibit A to the Agreement and, now, at the conclusion of his employment, and that ENERGIZER also has given him the opportunity to discuss all aspects of this General Release with an attorney prior to execution. COLLEAGUE states that he has discussed this General Release or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this General Release with an attorney before signing it.

COLLEAGUE may revoke this General Release within seven (7) days after his execution of it. COLLEAGUE’s notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within that seven (7) day period. If COLLEAGUE does revoke this General Release, ENERGIZER will be relieved of any remaining severance obligations set forth in paragraph 2 of the Agreement. If COLLEAGUE has not revoked this General Release, within seven (7) days, ENERGIZER will remain obligated for the severance benefits set forth in paragraph 2 of the Agreement.

For purposes of this General Release, the term “ENERGIZER” shall include Energizer Holdings, Inc. and all of its subsidiaries and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders, and employees of any of the foregoing.

COLLEAGUE ACKNOWLEDGES HE HAS READ THIS GENERAL RELEASE CONSISTING OF TWO PAGES, THAT THE ONLY CONSIDERATION FOR SIGNING THIS GENERAL RELEASE IS THAT STATED IN THE AGREEMENT, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS GENERAL RELEASE, THAT HE WILL RECEIVE ONLY THE PAYMENTS AND BENEFITS SPECIFIED IN THE AGREEMENT IN EXCHANGE FOR SIGNING THE AGREEMENT AND THIS GENERAL RELEASE, THAT HE IS COMPETENT TO EXECUTE THIS GENERAL RELEASE, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS GENERAL RELEASE, THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT HE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

COLLEAGUE.

Joseph W. McClanathan